CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel

                                                       * Not licensed
                                                         in Nevada


                             March 8, 2001

Board of Directors
Hydro Environmental Resources, Inc.
2006 Oak Creek Place
Hayward, California 94541


Gentlemen;

We have acted as securities counsel for Hydro Environmental Resources, Inc. ("Hydro Environmental Resources" or the "Company"). You have asked us to render this opinion to Hydro Environmental Resources.

You have advised that:

  1. Hydro Environmental Resources is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

  2. Sean P. Flanagan and Daniel G. Chapman have acted and will continue to act as legal counsel on behalf of the Company.

  3. In their capacity as legal counsel, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Hydro Environmental Resources securities.

  4. Hydro Environmental Resources has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Hydro Environmental Resources.

  5. The shares to be issued to thses individuals is pursuant to corporate resolution and the approval of the Board of Directors of Hydro Environmental Resources. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.





Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

March 8, 2001
Page -2-

Based on the accuracy of the information supplied to us, it is our opinion that Hydro Environmental Resources may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.